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                                                                     Exhibit 5.1

                     [GOLDSTEIN & DIGIOIA, LLP LETTERHEAD]

                                        June 28, 2000


TeamStaff, Inc.
300 Atrium Drive
Somerset, New Jersey 008873

               Re: TeamStaff, Inc.
                   Registration Statement on Form S-3
                   SEC File No. 333-38356

Ladies/Gentlemen:

     We have reviewed Amendment No. 1 to the Registration Statement on Form S-3/A, filed on June 28, 2000 (File No. 333-38356) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), by TeamStaff, Inc., a New Jersey corporation (the "Company"). The Registration Statement has been filed for the purpose of registering the securities described therein for offer and sale under the Act. All capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

     This opinion has been rendered with respect to 2,441,527 outstanding shares (the "Shares") of Common Stock and 128,571 Shares issuable upon exercise of outstanding common stock purchase warrants (the "Warrants"), as calculated to give effect to the Company's reverse split of its Common Stock, effective
June 2, 2000.

     In connection with the opinions rendered herein, we have examined the Certificate of Incorporation of the Company, its By-Laws, the Warrants and such other documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing and in good standing under the laws of New Jersey, with corporate power to conduct the business which it conducts as described in the Registration Statement.

          2. The Company has an authorized capitalization of 40,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock, par value $.01 per share.

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GOLDSTEIN & DIGIOIA, LLP
Teamstaff, Inc.
Page Two
June 28, 2000

     3. The outstanding Shares have been duly authorized, sold and paid for as described in the Registration Statement, and are validly issued, fully paid and non-assessable.

     4. The Shares issuable upon exercise of the Warrants have been duly authorized and when issued, sold and paid for, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement.


                                        Very truly yours,

                                        /s/ Goldstein & DiGioia, LLP

                                        GOLDSTEIN & DIGIOIA, LLP